EXHIBIT 10.7(b)
CINEMARK HOLDINGS, INC.
STOCK OPTION AGREEMENT
     Cinemark Holdings, Inc. (the “Company”), desiring to afford an opportunity to the undersigned optionee (the “Optionee”) to purchase certain shares of the Company’s Class A Common Stock, par value $.001 per share (the “Common Stock”), to provide the Optionee with an added incentive as an employee of the Company or one or more of its Subsidiaries, hereby grants to the Optionee, and the Optionee hereby accepts, an option to purchase the number of such shares specified below, during a term ending at the close of business (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the Option exercise price specified below, subject to and upon the following terms and conditions:
     1. Grant of Option. The Company hereby grants to the Optionee effective as of the date set forth in Section 18 hereof (the “Date of Grant”), the right and option (the “Option”) to purchase up to the aggregate number of shares the Common Stock set forth in Section 18 hereof, subject to adjustment pursuant to Section 3 hereof and subject to the Optionee’s acceptance and agreement to all of the terms and conditions and restrictions described in the Cinemark Holdings, Inc. 2006 Long Term Incentive Plan (the “Plan”), a copy of which has been made available to the Optionee, and to the further terms, conditions and restrictions set forth below.
     2. Exercise Price. Subject to adjustment pursuant to Section 3, the exercise price payable by the Optionee upon exercise of this Option is set forth in Section 18 hereof.
     3. Adjustments to Number of Shares and Option Price. The number of shares of Common Stock issuable under the Option and exercise price for such shares shall be subject to adjustments as provided in Section 9.4 of the Plan.
     4. Tax Status. This Option will be treated as a non-qualified stock option which is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). There is no tax consequence to the Optionee at the time the option is granted. Under the Code, the Optionee will realize ordinary income upon exercise of the Options to the extent that the Fair Market Value of the Common Stock at the time of exercise exceeds the exercise price, multiplied by the number of shares covered by the Option or portion thereof being exercised, and such exercise by the Optionee will be subject to applicable withholding rules.
     5. Exercise of Option. Subject to the terms of the Plan and this Option Agreement, the Options will vest ratably on a daily basis over a period of five years only so long as the Optionee is employed by the Company or any Subsidiary, and the vested portion may be exercised, in whole or in part, by written notice to the Company at any time and from time to time after the date of grant. An Option may not be exercised for a fraction of a share of Common Stock.

     6. Expiration of Option. This Option shall expire and cease to be exercisable on the tenth anniversary of the Date of Grant or such earlier date as may be specified in the Plan or in Section 18 of this Option.
     7. Termination of Affiliation.
     (a) Subject to the following provisions of this Section 7 and Article VI of the Plan, this Option may not be exercised unless at the time of exercise the Optionee is an Employee of the Company or a Subsidiary.
     (b) Termination for Cause. In the event that Optionee is an Employee and the Optionee’s employment by the Company or a Subsidiary shall terminate for Cause (as defined in the Plan), this Option shall terminate immediately and shall be of no further force or effect.
     (c) Death or Disability.
     (i) In the event that an Optionee’s Service to the Company or a Subsidiary is terminated because of Optionee’s death or Disability, the Optionee or his estate or legal representative, as applicable, shall have the right to exercise the Option at any time within one year of termination of the Optionee’s employment by the Company or a Subsidiary due to death or six months after the date of termination of Service due to Disability unless a longer period is otherwise required by the Code (but in no event later than the date on which the Option otherwise would have expired by its terms) only to the extent the Optionee was entitled to exercise his or her Option immediately prior to the date of death or such Disability, as applicable; provided that, in addition to the Options held by such Optionee that have already vested, the lesser of (i) an additional twenty percent (20%) of the number of shares covered by the Option and (ii) the remaining amount of unvested shares covered by the Option shall become vested and exercisable on the date of termination due to death or Disability. To the extent that this Option is not so exercised as specified above, it shall expire at the end of the applicable period. For purposes of this Option Agreement, Disability shall be as defined in the Plan.
     (ii) If the Optionee dies during the three-month period after the termination of his or her Service to the Company or a Subsidiary and at the time of his or her death the Optionee was entitled to exercise this Option, this Option shall expire one year after the date on which his Service to the Company or a Subsidiary terminated, but in no event, later than the date on which this Option would have expired if the Optionee had lived. Until the expiration of such period, this Option may be exercised by the Optionee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Optionee by will or in accordance with the laws of descent and distribution, upon delivery of written notice thereof, a copy of the will, or such other evidence as the Administrator may determine necessary to establish the validity of the transfer, but only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and, to the extent the Option is not so exercised, it shall expire at the end of such period.
     (d) Other Termination. In the event that termination of Service to the Company or a Subsidiary terminates for reasons other than for Cause, or death or Disability pursuant to Sections 7(b) or 7(c) above, as applicable, the Optionee shall have the right to exercise this Option at any time within three months after such termination to the extent the Optionee was entitled to exercise the same immediately prior to such termination. To the extent that this Option is not so exercised, it shall expire at the end of such three-month period beginning on the termination date.
     8. Procedure to Exercise. The Optionee (or other person entitled to exercise this Option) may purchase shares of Common Stock of the Company subject hereto by the payment to the Company of the Exercise Price in full. To the extent that the right to purchase shares has become exercisable in accordance with the terms of the Plan and this Option Agreement, Options may be exercised from time to time by written notice to the Administrator, stating the full number of shares with respect to which the Option is being exercised and the proposed time of delivery thereof (which shall be at least five (5) days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by the Optionee (or other person entitled to exercise the Option) and the Administrator), accompanied by payment to the Company of the Exercise Price in full. Such payment shall be effected (i) by certified or official bank check, (ii) if so permitted by the Administrator, by the delivery of a number of shares of Common Stock owned by the Participant for at least six months (or such other period as may be established from time to time by the Administrator or required by generally accepted accounting principles) (the “Requisite Holding Period”) duly endorsed for transfer to the Company (plus cash if necessary) having a Fair Market Value equal to the amount of such Exercise Price (iii) if so permitted by the Administrator, by payment with financial assistance from the Company in accordance with the provisions of Section 7.4 of the Plan or (iv) in the case of an Option, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or readily tradable on a recognized securities market or any similar system whereby the stock is regularly quoted by a recognized securities dealer), by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”) ; provided, however, a Cashless Exercise by a Director or executive officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company or a Subsidiary in violation of Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Securities Exchange Act of 1934, 15 U.S.C. § 78m(k)) shall be prohibited. In addition to payment of the Exercise Price, the Optionee shall be required to include payment of the amount of all federal, state, local or other income, excise or employment taxes subject to withholding (if any) by the Company or a Subsidiary as a result of the exercise of an Option. The Optionee may pay all or a portion of the tax withholding by cash or check payable to the Company, or, at the discretion of the Administrator, upon such terms as the Administrator shall approve, by (i) certified or official bank check (ii) Cashless Exercise, if the Stock is publicly traded and the cashless exercise does not violate Section 402(a) of the Sarbanes-Oxley Act; (iii) tendering Common Stock owned by the Optionee meeting the Requisite Holding Period, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the withholding due for the number of shares being exercised or purchased; (iv) in the case of an Option, by paying all or a portion of the tax withholding for the number of shares being purchased by withholding shares from any transfer or payment to the Optionee (“Stock Withholding”); or (v) a combination of one or more of the foregoing payment methods. The Administrator will, as soon as reasonably possible, notify the Optionee (or such Optionee’s representative) of the amount of employment tax and other withholding tax that must be paid under federal, state and local law due to the exercise of the Option. At the time of delivery, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise the Option), deliver to the Optionee (or to such other person) at the principal office of the Company, or such other place as shall be mutually agreed upon, a certificate or certificates for the Option Shares after the Exercise Price and all federal, state, local or other income, excise or employment taxes subject to withholding have been paid; provided, however, that the time of delivery may be postponed by the Administrator for such period as may be required for it with reasonable diligence to comply with any requirements of law.
     9. Nontransferability of Option. This Option shall be exercisable during the Optionee’s lifetime only by the Optionee. Notwithstanding the foregoing, this Option may be assignable or transferable by the Optionee pursuant to the laws of descent and distribution provided that the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Administrator may determine necessary to establish the validity of the Transfer. Such assignee or transferee shall be subject to the same requirements, obligations and restrictions as applied to the Optionee under this Agreement, the Plan or any other undertaking of Optionee either as an Optionee or as a Shareholder. All transfers of an Option must comply with the provisions of Section 5.4(c) of the Plan.
     10. Continued Employment or Retention. Subject to the terms of any Service Agreement between the Company or any Subsidiary and the Optionee, nothing in this Option Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Optionee’s Service at any time, without regard to the effect of such termination on any rights such Optionee would otherwise have under the Plan or this Option Agreement, or to give any right to the Optionee to remain employed or retained by the Company or a Subsidiary in any particular position or at any particular rate of compensation.
     11. Rights as Stockholder. Neither any Optionee nor the legal representatives, heirs, legatees, distributees or Permitted Transferees of any Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares unless and until such shares of Common Stock are issued to such Person and such Person has received a certificate or certificates therefor. Upon the issuance and receipt of such certificate or certificates, such Option holder shall have absolute ownership of the shares of Common Stock evidenced thereby, including the right to vote such shares, to the same extent as any other owner of shares of Common Stock, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of the Plan, the Stockholders Agreement if the Optionee becomes a party thereto, and any other undertakings of such holder of Common Stock.
     12. Interpretation. If and when questions arise from time to time as to the intent, meaning or application of the provisions hereof or of the Plan, such questions shall be decided by the Administrator in its sole discretion, as applicable, and any such decision shall be conclusive and binding on the Optionee. The Optionee hereby agrees that this Option is granted and accepted subject to such condition and understanding. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted, as the same may have been amended from time to time in accordance with Section 8.1 of the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Optionee or other persons entitled to exercise this Option at the Company’s principal office.
     13. Investment Representation. At such time or times as the Optionee may exercise this Option, the Optionee shall, upon the request of the Company, represent in writing (i) that the shares being acquired by the Optionee under this Option will not be sold except pursuant to an effective registration statement, or applicable exemption from registration, under the Securities Act of 1933, as amended, (ii) that it is the Optionee’s intention to acquire the shares being acquired for investment only and not with a view to distribution thereof, and (iii) other customary representations as the Company deems necessary or advisable. No shares will be issued to the Optionee unless the Optionee provides such representations and agreements and the Company is satisfied as to the accuracy of such representations and agreements. If so requested by the Company, Optionee hereby agrees to provide a lock-up agreement in accordance with Section 9.8 of the Plan.
     14. Repurchase; Restriction on Transfer; Right of First Refusal. All shares of Common Stock purchased by the Optionee or his or her Permitted Transferee and exercisable Options held by the Optionee at the time of termination of Service to the Company or any Subsidiary shall be subject to right of repurchase, transfer restrictions and rights of first refusal as set forth in Section 9.3 of the Plan.
     15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed certified or registered mail (return receipt requested, postage prepaid) or sent by a nationally recognized overnight delivery service, to the Optionee at the address on the signature page hereof and to the Company at the address set forth below or at such other addresses as shall be specified in writing by the parties by like notice:
Cinemark Holdings, Inc.
3900 Dallas Parkway
Plano, Texas 75093
Attention: General Counsel
     16. Defined Terms. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Plan.
     17. Confidentiality. Unless otherwise permitted by the Chairman of the Board or the President of the Company, the Optionee agrees to keep confidential the terms of this Option Agreement (and the terms of any other Option Agreement with any other Employee or Director of the Company known to Optionee) and shall not disclose such terms to any other Employee or otherwise.

     18. Specified Information. This Option Agreement shall apply with respect to the following specific information:
(a)	Date of Grant: [ ]

(b)	Name of Optionee:

(c)	Number of Shares Covered by Option:

(d)	Option Exercise Price Per Share:

(e)	Expiration Date: [ ]
     19. Rules of Construction. This Option Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, other than any choice of law rules calling for the application of laws of another jurisdiction. Should there be any inconsistency or discrepancy between the provisions of this Option and the terms and conditions of the Plan under which this Option is granted, the provisions in the Plan shall govern and prevail.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned have executed this Option Agreement to be effective as of the Date of Grant set forth above.

CINEMARK HOLDINGS, INC.
By:
Name:
Title:

OPTIONEE

Name:

Optionee’s Address:

Signature Page to Cinemark, Inc. Stock
Option Agreement